U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2013

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 North Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, Greatbatch, Inc. (the “Company”) issued a press release announcing the election of Joseph W. Dziedzic to its Board of Directors (the “Board”).  Mr. Dziedzic also will serve on the Board’s Audit and Compensation & Organization Committees.   As a Director, he will be entitled to receive remuneration in accordance with the Company’s Director compensation program disclosed in the Company’s most recent proxy statement dated April 20, 2012. Mr. Dziedzic’s term as Director will last until the next annual meeting of stockholders.

Mr. Dziedzic has been Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers, since 2009.  Prior to joining The Brink’s Company, he had a 20-year career with General Electric.  From 2006 to 2009, he was Chief Financial Officer of GE Aviation Services, from 2003 to 2006, he was Manager of Global Financial Planning & Analysis for GE Energy, and from 2000 to 2002 he served as Chief Financial Officer for GE Plastics America.  Prior to 2000, Mr. Dziedzic held a number of other positions of increasing responsibility at GE.

A copy of the press release is filed as exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	February 28, 2013	GREATBATCH, INC.

		By:	/s/ Michael Dinkins
Michael Dinkins
Senior Vice President and
Chief Financial Officer